SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPOT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:      April 17, 2006

Century Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-15752	04-2498617
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Mystic Avenue
Medford, MA	02155
(Address of principal executive offices)	(Zip Code)

(781) 391-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
EX-10.1 Consulting Services Agreement dated as of April 14, 2006 with Marshall M. Sloane
EX-10.2 Letter Agreement dated as of April 14, 2006 with Paul Cusick, Jr.
EX-99.1 Press Release dated April 14, 2006

Item 1.01      Entry into a Material Definitive Agreement
Century Bancorp, Inc. (the “Company”) announced on April 14, 2006 it was entering into agreements with Marshall M. Sloane and Paul V. Cusick, Jr. pursuant to which each would perform future consulting services for the Company as approved by the Board of Directors of the Company at its Annual Meeting on April 11, 2004. The material terms and conditions of such agreements were contained in the Company’s Press Release of April 14, 2006, which is attached hereto as Exhibit 99.1. In the Consulting Services Agreement with Mr. Sloane, which is attached as Exhibit 10.1, Mr. Sloane also undertakes noncompetition and confidentiality constraints for the protection of the Company. The agreement provides in addition that in the event the Company is ever sold, any acquiring company would be required to honor the Agreement dated as of December 28, 2001 that the Company’s subsidiary, Century Bank and Trust Company had entered into with Mr. Sloane providing for the freezing of benefits under Mr. Sloane’s Supplemental Executive/Insurance Retirement Income Plan in consideration for the Company’s acquisition of split dollar life insurance with a death benefit to Mr. Sloane’s assignee of $25 million. The policy, which is owned by the Company, would also at the present time pay a benefit to the Company of approximately $9.9 million. The Company also entered into a letter agreement with Mr. Cusick, attached as Exhibit 10.2, to be followed by a formal Consulting Services Agreement at the time of his retirement containing the terms of the letter. Mr. Cusick’s Consulting Services Agreement will also contain noncompetition and confidentiality constraints.
Item 5.02      Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers
On April 11, 2006, Marshall M. Sloane completed a management transition plan previously announced and retired as Chief Executive Officer of Century Bancorp, Inc. and, as expected, was succeeded by his two sons, Barry and Jonathan Sloane, as Co-CEOs of the Company. See the Company’s Press Release dated April 14, 2006 attached as Exhibit 99.1.
Item 9.01      Financial Statements and Exhibits
(c)	Exhibits

10.1 Consulting Services Agreement between Century Bancorp, Inc. and Marshall M. Sloane dated as of April 14, 2006

10.2 Letter agreement between Century Bancorp, Inc. and Paul V. Cusick dated as of April 14, 2006.

99.1 Century Bancorp, Inc. press release dated April 14, 2006.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.
/s/ Paul V. Cusick, Jr.
Paul V. Cusick, Jr.
Vice President and Treasurer

Dated: April 17, 2006